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                                                                     EXHIBIT 3.1
    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 02:00 PM 12/24/1996
   960383107 - 0947195



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         HOLMES PROTECTION GROUP, INC.


                    Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

        The following Restated Certificate of Incorporation of Holmes Protection Group, Inc., originally incorporated under the name Security Centres USA Inc. by original Certificate of Incorporation filed October 29, 1982, was duly proposed by its directors and adopted by its stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and hereby amends and restates the Restated Certificate of Incorporation of the Corporation.

        FIRST: Name. The name of this corporation (the "Corporation") is Holmes Protection Group, Inc.

        SECOND: Delaware Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent for service of process at such address is National Corporate Research, Ltd.

        THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law, or by this Restated Certificate of Incorporation, together with any powers incidental thereto as far as such

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powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purpose of the Corporation.

        FOURTH: Authorized Shares.

        1. General. The total number of shares of capital stock which the Corporation shall have the authority to issue is 13,000,000 shares, consisting of 12,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

        2. Preferred Stock.

        The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized herein.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof, the designations, powers, preferences and rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by this Restated Certificate of Incorporation and the laws of the State of Delaware, with respect to the matters set forth in the following paragraphs (a) to (e) inclusive, but subject to such exceptions and limitations as are set forth therein:

              (a) the liquidation value to which each share shall be entitled and the preference, if any, in relation to any other series or class of securities of the Corporation;

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              (b) whether such shares shall be convertible into Common Stock, and, if so, the ratio of conversion expressed in whole and/or fractional shares of Common Stock together with terms and conditions relating to conversion;

              (c) voting rights may be conferred upon such shares only with the prior consent of three-quarters of the entire Board of Directors and the holders of a majority of the shares of Common Stock then outstanding;

              (d) whether such shares may be called in and retired or be otherwise subject to redemption (including redemption through the operation of a sinking fund, purchase fund or retirement fund) and, if so, the terms and conditions thereof; and

              (e) the rights of stockholders to receive dividends or other distributions (i) payable out of earnings attributable to an acquired company on shares issued as all or part of the consideration for the assets or shares of such acquired company; and/or (ii) payable out of increases in earnings above certain specified target levels (not less than the level existing at the time the target level is fixed) on shares issued to officers and/or employees as bonus or incentive compensation; and/or (iii) upon complete dissolution of the Corporation pursuant to subparagraph (a) above; and/or (iv) upon conversion of the shares pursuant to subparagraph (b) above; and/or (v) upon redemption of the shares pursuant to subparagraph (d) above. Except as set forth in the previous sentence of this subparagraph (e), no rights to receive dividends, whether in cash, stock or other property, or to receive a distribution of any nature whatsoever of any assets or shares of the Corporation shall be conferred upon such shares without the prior consent of the holders of a majority of the shares of Common Stock then outstanding.

        In addition to and subject to the foregoing, the Board of Directors may, in its discretion, assign to such Preferred Stock in connection with each issue thereof such other terms, conditions, restrictions, limitations, rights and privileges as it may deem appropriate.

              3. Common Stock.

              (a) Each share of Common Stock shall entitle the holder thereof to one vote.

              (b) Dividends. After all accrued dividends on the Preferred Stock then outstanding shall have been paid, or funds therefor set aside, and subject to all other rights of the

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Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds legally available for the payment of such dividends.

              (c) Liquidation Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all assets and funds remaining after the payment to the holders of the Preferred Stock of the full amount to which they are entitled shall be divided and distributed among the holders of the Common Stock according to their respective shares.

        FIFTH: Board of Directors.

        1. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be fixed from time to time by, or in the manner provided in, the By-Laws.

        2. Classified Board. The Board of Directors shall be divided into three classes which are hereby designated Class A, Class B and Class C. The number of directors in each class shall be fixed from time to time by, or in the manner provided in, the By-Laws. The term of office of the initial Class A directors shall expire at the next annual meeting of stockholders after the date of the 1994 Annual Meeting of Stockholders (the "1994 Annual Meeting Date"); that of the initial Class B directors at the second annual meeting of stockholders after the 1994 Annual Meeting Date; and that of the Initial Class C directors at the third annual meeting of stockholders after the 1994 Annual Meeting Date. At each annual meeting of stockholders after the 1994 Annual Meeting Date, the stockholders shall elect directors of the class of directors whose term shall than expire, which directors shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

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        SIXTH: Amendment of By-Laws. The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation, except as and to the extent provided in the By-Laws or in this Restated Certificate of Incorporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Section 1 (regarding the number and election of directors) and Section 12 (regarding the removal of directors) of Article III of the By-Laws shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, without either (i) the affirmative vote of the holders of record of outstanding shares representing three-quarters of the voting power of the then outstanding Common Stock, voting at a duly called annual or special meeting of stockholders, with such prior notice as is required by the By-Laws, or (ii) the affirmative vote of three-quarters of the total number of directors then in office.

        SEVENTH: Reservation of Right to Amend. The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, from time to time at any time, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws (and in addition to any other vote that may be required by applicable law, by this Restated Certificate of Incorporation or by the By-Laws), this Article Seventh or any of the Articles Fifth, Eighth, Ninth or Tenth of this Restated Certificate of Incorporation shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, without either (i) the affirmative vote of the holders of record of outstanding shares representing at least three-quarters of the voting power of the then outstanding Common Stock,

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voting at a duly called annual or special meeting of the stockholders, with such prior notice as is required by the By-Laws, or (ii) the affirmative vote of three-quarters of the total number of directors then in office.

        EIGHTH: Stockholder Action. Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders with prior notice and with a vote, and may not be effected by consent in writing.

        NINTH: Director Liability. Anything to the contrary in this Restated Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which such director derived an improper personal benefit or (v) for any act or omission occurring prior to the date on which this provision was first set forth as part of the certificate of incorporation of the Corporation.

        TENTH: Indemnification.

        1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article Tenth, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was

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serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        2. Power to Indemnify in Action, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article Tenth, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in

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respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

        3. Authorization of Indemnification. Any indemnification under this Article Tenth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article Tenth, as the case may be. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 1 or Section 2 of this Article Tenth, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        4. Good Faith Defined. For purposes of any determination under Section 3 of this Article Tenth, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with

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respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article Tenth, as the case may be.

        5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article Tenth, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article Tenth. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article Tenth, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article Tenth nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the

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director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expenses of prosecuting such application.

        6. Expenses Payable in Advance. Expenses incurred by a director, officer, employee or agent in defending a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Tenth.

        7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article Tenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, certificate of incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        8. Insurance. The Corporation shall maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Corporation against any expense, liability, or loss incurred by the Corporation or by such persons in their capacity as directors, officers,

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employees or agents of the Corporation or such other enterprise or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

        9. Certain Definitions. For purposes of this Article Tenth, references to the "Corporation" shall include any direct or indirect subsidiary of the Corporation and, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director, officer, employee or agent of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article Tenth with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existences had continued. For purposes of this Article Tenth, references to "agents" shall refer exclusively to agents who are natural persons; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed

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to have acted in a manner "not opposed to the best interests of the
Corporation" as referred to in this Article Tenth.

        10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Tenth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        11. Limitation on Indemnification. Notwithstanding anything contained in this Article Tenth to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify or advance expenses for any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        12. Set-Off. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

        13. Effect of Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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        IN WITNESS WHEREOF, Holmes Protection Group, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its President and attested by its Assistant Secretary this 7th day of November, 1996.




                                                   HOLMES PROTECTION GROUP, INC.
Attest:

By: /s/ Glenn C. Riker                             By: /s/ George V. Flagg
      ----------------------                             -----------------------
       Assistant Secretary                                President
       Glenn C. Riker                                     George V. Flagg















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